United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: June 19, 2003

Commission File Number: 000-09419

Matrix Energy Services Corporation

Nevada	84-0811647

(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5416 Birchman Ave., Fort Worth, TX	76107

(Address of principal executive offices)	(Zip Code)
(817) 377- 4464
Registrant's telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:     None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 3. Bankruptcy or Receivership. None.

Item 5. Other Events. None.

Item 6. Changes of Registrant's Directors. As of May 29, 2003, by resolve the Board of Directors appoints Mark S. Zouvas as its Chief Financial Officer and as a member of its Board of Directors. The board further appoints attorney Luke C. Zouvas as its Special Securities Counsel.

Item 7. Financial Statements and Exhibits. None.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Dated: June 19, 2003
Matrix Energy Services Corporation

By:/s/Mark S. Zouvas
Mark S. Zouvas, CFO/Director

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